Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of JMP Group LLC on Form S-3 (File No. 333-217396) and Form S-8 (File Nos. 333-142956 and 333-201725) of our report dated March 29, 2021, with respect to our audit of the consolidated financial statements and related consolidated financial statement schedules of JMP Group LLC as of December 31, 2020 and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ Marcum LLP

San Francisco, California

March 29, 2021